EXHIBIT 10.6.4

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 8, 2025 (the “Execution Date”) but effective as of August 30, 2025, by and between Hilltop Holdings Inc. (“Company”), on behalf of itself and all of its subsidiaries (collectively, “Employer”), and William B. Furr (“Executive”). Each initially capitalized term used, but not otherwise defined herein, shall have the meanings assigned to it in the Employment Agreement (hereinafter defined).

RECITALS:

WHEREAS, Company and Executive are parties to that certain Employment Agreement, dated as of September 1, 2016 (the “Original Agreement”), as amended by that certain First Amendment to Employment Agreement, dated as of August 30, 2019 (the “First Amendment”) and that certain Second Amendment to Employment Agreement, dated as of August 30, 2022 (the “Second Amendment,” and together with the Original Agreement and the First Amendment, collectively, the “Employment Agreement”); and

WHEREAS, Company and Executive desire to amend the Employment Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to the Employment Agreement.

(a)	Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“4.	Term of Agreement. This Agreement shall become effective and binding immediately upon its execution and shall remain in effect until August 31, 2028 (the “Term Date”). Unless Employer and Executive agree in writing to extend the term of this Agreement at any time on or before the Term Date, this Agreement shall expire on the Term Date.”

(b)	Section 5(a)(ii)(A) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(A)	Intentionally omitted; and”

(c)	Section 5(a)(iii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

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“(iii)	Termination Because of Death or Disability. In the event of Executive’s death or disability (within the meaning of Employer’s disability policy that is in effect at the time of disability), upon such Termination of Employment, this Agreement shall terminate immediately and Executive (or his estate) shall be entitled to receive (Y) the Accrued Amounts and (Z) a pro rata portion of Executive’s target Incentive Bonus for such period, provided, however, in the case of Executive’s disability, vesting of any LTIP Award shall be pursuant the LTIP award agreement and shall be conditioned upon Executive’s (or Executive’s legal guardian’s) execution and delivery to Employer of a release, in a form provided by Employer, within forty-five (45) days following such Termination of Employment.”

(d)	Section 6(a)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(i)	Intentionally omitted; and”

(e)	Section 14 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“14.	Non-Interference. Executive covenants and agrees that that during the term of this Agreement, and for a period of twenty-four (24) months following the earlier of (i) his Termination of Employment or (ii) the termination of this Agreement, Executive shall not, on behalf of Employee or any third party: (A) recruit, hire or attempt to recruit or hire other employees of Employer, directly or by assisting other employees of Employer or others, nor shall Executive contact or communicate with any other employees of Employer for the purpose of inducing other employees of Employer to terminate their employment with Employer and (B) solicit or attempt to solicit business, directly or indirectly, from the Employer’s clients, customers, borrowers, accountholders, and policyholders. For purposes of this covenant, “other employees of Employer” shall refer to employees who are still actively employed by or doing business with Employer at the time of the attempted recruiting or hiring

(f)	Section 15 of the Employment Agreement is hereby deleted in its entirety.

2.	Miscellaneous.

(a)            Effect of Amendment. Each of Company and Executive hereby agree and acknowledge that, except as expressly provided in this Amendment, the Employment Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of each of Company and Executive that this Amendment and the Employment Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Employment Agreement, the terms of this Amendment shall control and govern.

(b)            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile or portable document format (pdf) copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

IN WITNESS WHEREOF, each of Company and Executive has executed this Amendment as of the day and year first above written.

COMPANY:		EXECUTIVE:

Hilltop Holdings Inc.

By:	/s/ JEREMY B. FORD	/s/ WILLIAM B. FURR
Name: Jeremy B. Ford		Name: William B. Furr
Title:	President & Chief Executive Officer

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